Consent of the Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement
File Nos. 35-27317, 33-21698, 33-06183, 333-49779, and 333-
62037.


                                   Arthur Andersen LLP
Washington, DC
September 22, 1998